Exhibit 23(1)





                             KELLER & COMPANY, INC.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                  (614)766-1246
                                (614)766-1459 FAX


June 10, 1997


RE:      Valuation Appraisal of Citizens Bancorp
         Citizens Savings Bank of Frankfort
         Frankfort, Indiana


We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Citizens Savings Bank of Frankfort with the Office of Thrift Supervision and the Registration Statement on Form S-1 to be filed by Citizens Bancorp with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.


By:/s/ Michael R. Keller
         Michael R. Keller
         President